Exhibit 16

POWER OF ATTORNEY

Each person whose signature appears below (the “Principals”) hereby constitutes and appoints Anne E. Robinson and Laura J. Merianos, and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution and re-substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (“Commission”), a registration statement on Form N-14 (or any successor thereto) (the “Registration Statement”) for Vanguard Chester Funds (the “Registrant”), relating to the proposed reorganization of Vanguard Target Retirement 2015 Fund, a series of the Registrant, with and into Vanguard Target Retirement Income Fund, a series of the Registrant, and any and all amendments (including without limitation pre-effective and post-effective amendments) thereto, and to perform any and all such acts as such attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents; and granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the Registrant and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

The Principals hereby revoke all powers of attorney which they may have heretofore granted regarding the subject matter hereof. All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

Each of the Principals has executed this Power of Attorney in the capacity and on the date indicated opposite their name.  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

NAME	TITLE	DATE

/s/ Mortimer J. Buckley	Chairman, President and Chief Executive Officer	December 20, 2021
Mortimer J. Buckley

/s/ Tara Bunch	Trustee	December 17, 2021
Tara Bunch

/s/ Emerson U. Fullwood	Trustee	December 17, 2021
Emerson U. Fullwood

/s/ Amy Gutmann	Trustee	December 17, 2021
Amy Gutmann

/s/ F. Joseph Loughrey	Trustee	December 16, 2021
F. Joseph Loughrey

/s/ Mark Loughridge	Trustee	December 17, 2021
Mark Loughridge

/s/ Scott C. Malpass	Trustee	December 21, 2021
Scott C. Malpass

/s/ Deanna Mulligan	Trustee	December 17, 2021
Deanna Mulligan

/s/ André F. Perold	Trustee	December 17, 2021
André F. Perold

/s/ Sarah Bloom Raskin	Trustee	December 17, 2021
Sarah Bloom Raskin

/s/ David A. Thomas	Trustee	December 17, 2021
David A. Thomas

/s/ Peter F. Volanakis	Trustee	December 17, 2021
Peter F. Volanakis

/s/ Christine Buchanan	Chief Financial Officer and Principal Accounting Officer	December 21, 2021
Christine Buchanan

PROPOSED RESOLUTION APPROVAL OF A POWER OF ATTORNEY

RESOLVED, that the proposed Power of Attorney, in substantially the form presented, constituting and appointing Anne E. Robinson and Laura J. Merianos (each with full power to act alone) as attorneys-in-fact and agents for (i) each of the Directors, Trustees, principal executive officer and/or principal financial and accounting officer of the investment company that is listed in the proposed Power of Attorney (the “Vanguard Company”); and (ii) the Vanguard Company, for the purpose of executing and filing for and on behalf of the Vanguard Company all requisite papers and documents (including registration statements and pre- and post-effective amendments thereto) with the U.S. Securities and Exchange Commission and the offices of the securities administrators of the states and similar jurisdictions of the United States to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, is hereby approved and may be executed by each designated Director/Trustee, officer and Vanguard Company.